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                                                              Exhibit 5.1



                          Morgan, Lewis & Bockius LLP
                               Counselors at Law
                             2000 One Logan Square
                     Philadelphia, Pennsylvania 19103-6993
                           Telephone: (215) 963-5000
                              Fax: (215) 963-5299


October 20, 1997

Magainin Pharmaceuticals Inc.
5110 Campus Drive
Plymouth Meeting, PA 19462

Re:  Magainin Pharmaceuticals Inc.
     Registration Statement on Form S-3
     ----------------------------------

Ladies and Gentlemen:

We have acted as counsel to Magainin Pharmaceuticals Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the public offering of an aggregate of 2,875,000 shares (the "Shares") of the common stock, par value $.002 per share, of the Company (the "Common Stock"), to be sold in a public offering (the "Offering"), including 375,000 Shares subject to an overallotment option, all of which shares are authorized but heretofore unissued.

In this connection, we have reviewed (a) the Registration Statement; (b) the Company's Restated Certificate of Incorporation and Bylaws; (c) certain records of the Company's corporate proceedings as reflected in its minute books; and (d) the form of Underwriting Agreement filed as Exhibit 1.1 to the Registration Statement, to be executed by the Company and Hambrecht & Quist LLC, BancAmerica Robertson Stephens and Cowen & Company as Representatives of the Underwriters (the "Underwriting Agreement"). In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

Based upon the foregoing, we are of the opinion that the Shares to be sold by the Company as described in the Registration Statement, when and to the extent purchased by the Underwriters in accordance with the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to all references to our firm in the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ MORGAN, LEWIS & BOCKIUS LLP